NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Record Third Quarter 2015 Results

•	Adjusted earnings per share increased 10% to $0.54, a record for the third quarter; GAAP EPS totaled $0.50 vs. $0.35 in the prior year third quarter

•	Achieved 24th consecutive quarter of adjusted EPS growth driven by specialty segments Color, Additives & Inks and Engineered Materials

•	Designed Structures & Solutions improved in several key performance metrics

•	Intends to launch refinancing of 2020 notes on October 28th with offering of $550 million term loan due 2022

CLEVELAND - October 27, 2015 - PolyOne Corporation (NYSE: POL) today reported its third quarter results for 2015. Adjusted earnings per share increased 10% to a third quarter record of $0.54, up from $0.49 in the third quarter of 2014. GAAP earnings per share of $0.50 in the third quarter of 2015 increased from $0.35 in the third quarter of 2014. Special items for the third quarter of 2015 included realignment charges and a tax benefit, which resulted in a net after-tax charge of $3.0 million, or $0.04 per share (see Attachment 1).

“I am very pleased to report we delivered our 24th consecutive quarter of year-over-year adjusted earnings per share expansion, overcoming challenging macro-economic conditions including a weaker Euro,” said Robert M. Patterson, president and chief executive officer, PolyOne Corporation. “Our Color, Additives & Inks and Specialty Engineered Materials segments continued to lead the way with record-breaking operating income and profitability for the third quarter.”

Mr. Patterson added, “Innovation and mix improvement continue to be at the heart of our specialty transformation, and the driving force behind six years of impressive earnings growth. Since we began our specialty journey in 2006, we have shed low margin, high volume commodity business and grown specialty niche applications. While this has resulted in a volume reduction of 16%, gross profit has increased 139%.”

Mr. Patterson continued, “However, ours has not been a cost cutting story. In fact, the opposite is true. The near doubling of our commercial resources has made it possible for us to move away from commodity applications toward a much more specialized portfolio.”

Investment in Commercial Resources…

Drives Mix Improvement AND Gross Profit Expansion

Commercial Investment
($M)
+82%
$219
$398
2006
TTM 9/30/15

Volume
(lbs in millions)
2,883
-16%
2,433
2006
TTM 9/30/15

Adjusted
Gross Profit ($M)
$723
+139%
$303
2006
TTM 9/30/15

Revenue for the third quarter of 2015 was $842 million, compared to $958 million in the third quarter of 2014. The decline resulted from unfavorable foreign exchange, lower selling prices in Distribution and Performance Products & Solutions due to lower hydrocarbon based raw material costs and the ongoing integration of the legacy Spartech business.

“Since we acquired Spartech in 2013, we have been implementing our four-pillar strategy and overhauling the culture much the same way we transformed PolyOne in the early years,” said Mr. Patterson. “In fact, just like we did at PolyOne, we are focused on improving on-time delivery to customer request date as an important early step. While we still have work to do to get to our goal of 95%, I’m pleased to report progress in this regard as well as numerous operational efficiency and quality gains, all while reducing scrap rates in our plants.”

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation said, “During the quarter, we leveraged our strong free cash flow to deliver value to shareholders, including repurchasing nearly 2.4 million shares and increasing our quarterly dividend by 20% to $0.12 per share.”

Mr. Richardson added, “This week, we intend to launch a refinancing of our $317 million senior unsecured notes due 2020 and other outstanding debt with a $550 million term loan due 2022. This will allow us to lock in favorable terms, extend maturities, and enhance our liquidity.”

Commenting on the company’s outlook, Mr. Patterson said, “We remain focused on what we can control, and we are investing for the future. To drive growth in a challenging macro-economic environment, we have increased our sales force by 6% since the beginning of the year with plans to add more by year end. We are funding these resources with reduced administrative costs and discretionary spending.”

Mr. Patterson continued, “These new sellers have hit the ground running and will help us deliver both revenue and margin expansion in 2016. Longer term, our proven four pillar strategy and relentless focus on execution will continue to drive us toward consistently delivering double-digit EPS growth with our sights set on our 2020 Platinum Vision.”

About PolyOne
PolyOne Corporation, with 2014 revenues of $3.8 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired companies into our operations, retain the management teams of acquired companies and retain relationships with customers of acquired companies including, without limitation, Spartech Corporation and/or Accella Performance Materials; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; our ability to refinance our 2020 Senior Notes and other debt on favorable terms or at all, and within the expected timeframe; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Sales	$841.6	$958.4	$2,601.8	$2,966.2
Operating income	69.2	63.6	219.6	169.4
Net income from continuing operations attributable to PolyOne shareholders	44.5	32.3	141.5	92.6
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.51	$0.35	$1.60	$0.99
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.50	$0.35	$1.58	$0.98

Senior management uses comparisons of net income attributable to PolyOne shareholders, excluding special items, and diluted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$44.5	$0.50	$32.3	$0.35
Special items, after tax (Attachment 3)	3.0	0.04	13.1	0.14
Adjusted net income / EPS - excluding special items	$47.5	$0.54	$45.4	$0.49

	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$141.5	$1.58	$92.6	$0.98
Special items, after tax (Attachment 3)	(1.5)	(0.01)	43.0	0.46
Adjusted net income / EPS - excluding special items	$140.0	$1.57	$135.6	$1.44

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Sales	$841.6	$958.4	$2,601.8	$2,966.2
Cost of sales	672.5	775.8	2,077.2	2,410.9
Gross margin	169.1	182.6	524.6	555.3
Selling and administrative expense	99.9	119.0	305.0	385.9
Operating income	69.2	63.6	219.6	169.4
Interest expense, net	(16.2)	(15.4)	(48.5)	(46.6)
Other expense, net	(1.6)	(1.8)	(3.0)	(3.2)
Income from continuing operations before income taxes	51.4	46.4	168.1	119.6
Income tax expense	(6.9)	(14.1)	(26.4)	(27.4)
Net income from continuing operations	44.5	32.3	141.7	92.2
Income from discontinued operations, net of income taxes	—	0.4	—	1.2
Net income	44.5	32.7	141.7	93.4
Net (income) loss attributable to noncontrolling interests	—	—	(0.2)	0.4
Net income attributable to PolyOne common shareholders	$44.5	$32.7	$141.5	$93.8

Earnings per common share attributable to PolyOne common shareholders - Basic:
Continuing Operations	$0.51	$0.35	$1.60	$0.99
Discontinued operations	—	0.01	—	0.02
Total	$0.51	$0.36	$1.60	$1.01

Earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing Operations	$0.50	$0.35	$1.58	$0.98
Discontinued operations	—	—	—	0.01
Total	$0.50	$0.35	$1.58	$0.99

Weighted-average shares used to compute earnings per common share:
Basic	87.5	91.8	88.5	93.1
Diluted	88.4	93.1	89.4	94.3

Cash dividends declared per share of common stock	$0.10	$0.08	$0.30	$0.24

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of sales:
Employee separation and restructuring costs	$(11.6)	$(7.8)	$(24.8)	$(40.9)
Reimbursement of previously incurred environmental costs	2.1	1.6	2.6	1.6
Environmental remediation costs	(4.3)	(5.9)	(7.8)	(7.7)
Impact on cost of sales	(13.8)	(12.1)	(30.0)	(47.0)

Selling and administrative expense:
Employee separation and restructuring costs	(1.9)	(9.0)	(6.7)	(38.7)
Acquisition/divestiture related costs	(1.1)	(0.4)	(2.3)	(1.1)
Legal related and other	(1.9)	(0.5)	(0.9)	2.1
Impact on selling and administrative expense	(4.9)	(9.9)	(9.9)	(37.7)

Impact on operating income	(18.7)	(22.0)	(39.9)	(84.7)

Other income, net	0.1	0.1	0.1	0.6
Impact on income from continuing operations before income taxes	(18.6)	(21.9)	(39.8)	(84.1)
Income tax benefit on special items	6.0	8.7	13.7	34.2
Tax adjustments(2)	9.6	0.1	27.6	6.9
Impact of special items on net income attributable to PolyOne Shareholders	$(3.0)	$(13.1)	$1.5	$(43.0)

Diluted earnings per common share impact	$(0.04)	$(0.14)	$0.01	$(0.46)

Weighted average common shares used to compute earnings per share excluding special items:
Diluted	88.4	93.1	89.4	94.3

(1) Special items are a non-GAAP financial measure and are used to determine adjusted earnings. Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuations allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$235.7	$238.6
Accounts receivable, net	407.3	396.8
Inventories, net	285.9	309.0
Other current assets	82.8	98.3
Total current assets	1,011.7	1,042.7
Property, net	574.5	596.7
Goodwill	591.0	590.6
Intangible assets, net	345.9	362.7
Other non-current assets	114.3	118.5
Total assets	$2,637.4	$2,711.2

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$61.8	$61.8
Accounts payable	374.6	365.9
Accrued expenses and other current liabilities	125.2	173.5
Total current liabilities	561.6	601.2
Non-current liabilities:
Long-term debt	1,038.0	962.0
Pension and other post-retirement benefits	69.6	103.7
Deferred income taxes	68.4	88.8
Other non-current liabilities	150.8	178.3
Total non-current liabilities	1,326.8	1,332.8
Shareholders’ equity:
PolyOne shareholders’ equity	747.9	776.3
Noncontrolling interests	1.1	0.9
Total equity	749.0	777.2
Total liabilities and shareholders’ equity	$2,637.4	$2,711.2

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net income	$141.7	$93.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.8	76.0
Accelerated depreciation and fixed asset charges associated with restructuring activities	16.1	25.9
Provision for doubtful accounts	0.1	0.2
Share-based compensation expense	6.0	11.4
Gain on sale of business	—	(1.2)
Change in assets and liabilities:
Increase in accounts receivable	(18.5)	(37.9)
Decrease in inventories	18.9	30.3
Increase in accounts payable	15.0	26.3
Decrease in pension and other post-retirement benefits	(32.1)	(24.3)
Decrease in accrued expenses and other assets and liabilities - net	(92.4)	(68.3)
Net cash provided by operating activities	128.6	131.8
Investing Activities
Capital expenditures	(61.6)	(60.7)
Proceeds from sale of equity affiliate and other assets	1.9	28.2
Net cash used by investing activities	(59.7)	(32.5)
Financing Activities
Repayment of debt	—	(8.0)
Borrowings under credit facilities	781.7	21.7
Repayments under credit facilities	(705.7)	(20.9)
Purchase of common shares	(117.8)	(175.0)
Exercise of share awards	4.3	6.8
Cash dividends paid	(26.8)	(22.5)
Net cash used by financing activities	(64.3)	(197.9)
Effect of exchange rate changes on cash	(7.5)	(3.0)
Decrease in cash and cash equivalents	(2.9)	(101.6)
Cash and cash equivalents at beginning of period	238.6	365.2
Cash and cash equivalents at end of period	$235.7	$263.6

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sales:
Global Color, Additives and Inks	$199.9	$212.0	$625.8	$660.3
Global Specialty Engineered Materials	136.0	145.8	417.6	461.0
Designed Structures and Solutions	112.4	152.3	343.1	489.9
Specialty Platform	448.3	510.1	1,386.5	1,611.2
Performance Products and Solutions	175.2	213.0	541.4	631.8
PolyOne Distribution	259.5	280.5	792.0	851.6
Corporate and eliminations	(41.4)	(45.2)	(118.1)	(128.4)
Sales	$841.6	$958.4	$2,601.8	$2,966.2

Gross margin:
Global Color, Additives and Inks	$73.4	$71.8	$226.8	$228.4
Global Specialty Engineered Materials	39.6	39.7	123.7	125.8
Designed Structures and Solutions	14.3	25.7	43.2	78.2
Specialty Platform	127.3	137.2	393.7	432.4
Performance Products and Solutions	27.2	29.2	77.1	86.2
PolyOne Distribution	29.4	29.3	87.4	87.9
Corporate and eliminations	(14.8)	(13.1)	(33.6)	(51.2)
Gross margin	$169.1	$182.6	$524.6	$555.3

Selling and administrative expense:
Global Color, Additives and Inks	$38.9	$41.7	$118.9	$130.2
Global Specialty Engineered Materials	19.6	21.3	60.5	70.2
Designed Structures and Solutions	10.0	12.6	31.2	41.0
Specialty Platform	68.5	75.6	210.6	241.4
Performance Products and Solutions	11.1	11.4	33.2	34.8
PolyOne Distribution	11.8	10.6	35.0	34.7
Corporate and eliminations	8.5	21.4	26.2	75.0
Selling and administrative expense	$99.9	$119.0	$305.0	$385.9

Operating income:
Global Color, Additives and Inks	$34.5	$30.1	$107.9	$98.2
Global Specialty Engineered Materials	20.0	18.4	63.2	55.6
Designed Structures and Solutions	4.3	13.1	12.0	37.2
Specialty Platform	58.8	61.6	183.1	191.0
Performance Products and Solutions	16.1	17.8	43.9	51.4
PolyOne Distribution	17.6	18.7	52.4	53.2
Corporate and eliminations	(23.3)	(34.5)	(59.8)	(126.2)
Operating income	$69.2	$63.6	$219.6	$169.4

The Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant calculations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

The table below reconciles gross margin before special items and operating income before special items to their most comparable GAAP figures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Sales	$841.6	$958.4	$2,601.8	$2,966.2

Gross margin before special items	182.9	194.7	554.6	602.3
Special items in gross margin (Attachment 3)	(13.8)	(12.1)	(30.0)	(47.0)
Gross margin - GAAP	$169.1	$182.6	$524.6	$555.3

Gross margin before special items as a percent of sales	21.7%	20.3%	21.3%	20.3%

Operating income before special items	87.9	85.6	259.5	254.1
Special items in operating income (Attachment 3)	(18.7)	(22.0)	(39.9)	(84.7)
Operating income - GAAP	$69.2	$63.6	$219.6	$169.4

Operating income before special items as a percent of sales	10.4%	8.9%	10.0%	8.6%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable GAAP figures.

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations before income taxes	$51.4	$18.6	$70.0	$46.4	$21.9	$68.3

Income tax expense - GAAP	(6.9)	—	(6.9)	(14.1)	—	(14.1)
Income tax benefit on special items (Attachment 3)	—	(6.0)	(6.0)	—	(8.7)	(8.7)
Tax adjustments (Attachment 3)	—	(9.6)	(9.6)	—	(0.1)	(0.1)
Income tax expense	$(6.9)	$(15.6)	$(22.5)	$(14.1)	$(8.8)	$(22.9)

Effective Tax Rate	13.4%		32.1%	30.4%		33.5%

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations before income taxes	$168.1	$39.8	$207.9	$119.6	$84.1	$203.7

Income tax expense - GAAP	(26.4)	—	(26.4)	(27.4)	—	(27.4)
Income tax benefit on special items (Attachment 3)	—	(13.7)	(13.7)	—	(34.2)	(34.2)
Tax adjustments (Attachment 3)	—	(27.6)	(27.6)	—	(6.9)	(6.9)
Income tax expense	$(26.4)	$(41.3)	$(67.7)	$(27.4)	$(41.1)	$(68.5)

Effective Tax Rate	15.7%		32.6%	22.9%		33.6%

The tables below reconcile gross margin before special items to the most comparable GAAP figures.

	Three Months Ended	Nine Months Ended	Trailing Twelve Months (TTM) Ended
(In millions)	December 31, 2014	September 30, 2015	September 30, 2015

Gross margin - GAAP	$152.6	$524.6	$677.2
Special items in gross margin	15.8	30.0	45.8
Gross margin excluding special items	$168.4	$554.6	$723.0